Exhibit 10.2

LOAN AGREEMENT

(REVOLVING LINE OF CREDIT)

This Loan Agreement (Revolving Line of Credit) (the “Agreement”), dated April 9, 2019, for reference purposes only, is executed by and between WB Propco, LLC, a Delaware limited liability company (the “Borrower”), and First Republic Bank (the “Lender”), with reference to the following facts:

A.          Borrower has requested a line of credit loan in the original principal amount of Twenty-Seven Million Six-Hundred and Fifty-Five Thousand and 00/100 Dollars ($27,655,000.00) (referred to as the “Loan” or the “Line of Credit Loan”) from the Lender for the purposes set forth in this Agreement The Loan will be secured by, among other collateral, a Deed of Trust, Fixture Filing, Assignment of Rents and Security Agreement from each Subsidiary Guarantor dated the same date as this Agreement (each a “Deed of Trust” and collectively the “Deeds of Trust) encumbering the real property and improvements more particularly described in each Deed of Trust (collectively, the “Property” and each a “Property”).

B.           Borrower and the Lender desire to enter into this Agreement to establish certain terms and conditions relating to the Loan.

THEREFORE, for valuable consideration, Borrower and the Lender agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following definitions:

1.1         Allocated Loan Amount. “Allocated Loan Amount’ means, with respect to each Property, the Allocated Loan Amount set forth next to such Property listed on Schedule A hereto.

1.2         Borrower’s Application “Borrower’s Application” means the written application, if any, and all financial statements and other information submitted by Borrower to the Lender in connection with the Lender’s approval of the Loan.

1.3         Business Day. “Business Day” means any day other than a day on which commercial banks in California are authorized or required by law to close.

1.4         Collateral. “Collateral” means all real and personal property of Borrower or any third Person now or hereafter securing all or any part of the Obligations.

1.5         Commitment. “Commitment” means an amount equal to the principal face amount of the Note, as amended from time to time

1.6         Default “Default” means any event which, with notice or passage of time or both, would constitute an Event of Default.

1.7         Event of Default. “Event of Default” means the Lender’s declaration by written notice to Borrower of a default by Borrower under the Loan Documents based on the occurrence of one or more of the events described in Section 4.1 of this Agreement.

1.8       Governmental Authorities. “Governmental Authorities” means (a) the United States; (b) the state, county, city or other political subdivision in which any of the Collateral is located; (c) all other governmental or quasigovernmental authorities, boards, bureaus, agencies, commissions, departments, administrative tribunals, instrumentalities and authorities; and (d) all judicial authorities and public utilities having or exercising jurisdiction over Borrower or the Collateral. The term “Governmental Authority” means any one of the Governmental Authorities.

1.9         Governmental Permits. “Governmental Permits” means all permits, approvals, licenses, and authorizations now or hereafter issued by any Governmental Authorities for or in connection with the conduct of Borrower’s business or the ownership or use by Borrower of the Collateral or any of its other assets.

Loan Number: 203909-01	CA - LOC LoanAgmt (CRE)
Obligor No.: 021-0922659	REV. DATE 06/2016

1.10      Governmental Requirements. “Governmental Requirements” means all existing and future laws, ordinances, rules, regulations, orders, and requirements of all Governmental Authorities applicable to Borrower, the Collateral or any of Borrowers other assets.

1.11       Guaranties. “Guaranties” means, collectively, (a) the Continuing Guaranties of Payment and Performance, substantially in the form attached hereto as Exhibit ‘‘C”, now or hereafter executed by the Guarantors, and all extensions, renewals, modifications and replacements of any or all of such documents; and (b) any pledge of or grant of security interest in any certificate of deposit, account, stock, securities, bonds, or other property or asset of any kind if any, now or hereafter executed by any third Person to secure any or all of the Obligations, and all extensions, renewals, modifications and replacements of any or all of such documents (collectively, the “Third Party Pledge Agreements”).

1.12      Guarantors. “Guarantors” means, collectively, (a) the Person or Persons, if any, now or hereafter guaranteeing payment of the Note or payment or performance of any or all of the other Obligations, including the Persons, if any, identified as guarantors in the Loan Schedule: and (b) the Person or Persons, if any, now or hereafter entering into any of the Third Party Pledge Agreements to secure any or all of the Obligations.

1.13       Line of Credit Advance. “Line of Credit Advance” means each advance of principal under the Note made by the Lender to or for the benefit of Borrower pursuant to a Request for Advance or otherwise.

1.14       Loan Closing. “Loan Closing” or “Closing Date” means the date on which the Deeds of Trust are recorded in the official records of the county in which each Property is located.

1.15       Loan Documents. “Loan Documents” means the Note, Deeds of Trust and other Security Agreements, Guaranties, Third Party Pledge Agreements, this Agreement, all other documents otherwise evidencing or securing the Loan, now or hereafter executed by Borrower and any of the Guarantors, respectively, and delivered to the Lender at the Lender’s request in connection with the Loan, and all extensions, renewals, modifications and replacements of any or all of such documents.

1.16       Loan Fee. “Loan Fee” means the Loan fee specified in Section 8 of the Loan Schedule which shall be payable by Borrower to the Lender prior to or on the Loan Closing.

1.17       Loan Schedule. “Loan Schedule” means the Loan Schedule attached to this Agreement as Exhibit A.

1.18       Material Adverse Effect. “Material Adverse Effect” means (i) a material adverse effect on the ability of the Borrower or any Guarantor to perform any of its obligations under any Loan Document, (ii) a material adverse effect on the legality, validity or enforceability of any Loan Document, (iii) a material adverse effect on the rights and remedies of the Lender under any Loan Document, or (iv) a material adverse effect on the value of any Property or condition.

1.19       Maturity Date. “Maturity Date” means the stated maturity date of the Note.

1.20       Minimum Advance Amount. “Minimum Advance Amount” means the minimum principal amount that may be requested by Borrower from the Lender in a Request for Advance under this Agreement as set forth in Section 7.3 of the Loan Schedule.

1.21       Note. “Note” means (a) the promissory note dated the same date as this Agreement executed by Borrower evidencing the Loan and all extensions, renewals, modifications and replacements of such promissory note; and (b) any additional note or notes now or hereafter executed by Borrower in favor of the Lender which specifically recite that they arise out of this Agreement, and all extensions, renewals, modifications and replacements of any or all of such note or notes.

1.22       Obligations. “Obligations” means all debts, obligations, and liabilities of Borrower to the Lender currently existing or hereafter made, incurred, created, or arising under any or all of the Loan Documents.

1.23       Permitted Liens. ‘Permitted Liens” means (a) liens in favor of the Lender, (b) liens for taxes (i) not yet delinquent or (ii) being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, (c) easements, rights-of-way, limitations, zoning restrictions and other similar charges or encumbrances recorded against the Property prior to the date hereof.

1.24       Person. “Person” means any natural person or any entity, including any corporation, partnership, joint venture, trust, limited liability company, unincorporated organization, trustee, or Governmental Authority.

1.25       Real Property Security Instruments. “Real Property Security Instrument” or “Real Property Security Instruments” means, collectively. the Deeds of Trust and any and all other deeds of trust and mortgages if any, now or hereafter executed by Borrower or any other Person pursuant to which Borrower or such Person grants a lien on real property to the Lender to secure any or all of the Obligations, and all extensions, renewals, modifications and replacements of any or all of such documents.

1.26       Release Amount. “Release Amount” means, with respect to each property, the Release Amount set forth next to such Property listed on Schedule A hereto.

1.27       Request for Advance. “Request for Advance” means a written or telephonic request (or other form of request acceptable to the Lender) for an advance of principal under the Line of Credit Note submitted by Borrower to the Lender pursuant to this Agreement

1.28       Security Agreements. ‘Security Agreements” means, collectively, the Personal Property Security Agreements and Real Property Security Instruments.

1.29       Other Terms. All accounting terms with an initial capital letter that are used but not defined in this Agreement shall have the respective meanings given to such terms in accordance with generally accepted accounting principles, consistently applied on the liquidation basis of accounting.

ARTICLE 2

DISBURSEMENT OF LOAN PROCEEDS

2.1         Line of Credit. The Lender agrees, on the terms and conditions contained in this Agreement and the other Loan Documents, to make a line of credit Loan to Borrower during the period from the Closing Date up to but not including the Maturity Date in the aggregate principal amount not to exceed at any time outstanding the amount of the Commitment. Each Line of Credit Advance which shall not utilize the Commitment in full shall be in an amount not less than Minimum Advance Amount.

2.2         Loan Closing; Conditions Precedent. The Lender’s obligation to make the first Line of Credit Advance and extend credit under this Agreement is subject to the Lender’s determination, in its discretion, that Borrower has satisfied all of the Lender’s conditions and requirements with respect to the closing of the Loan, including the following conditions: (a) the Lender’s receipt, at Borrower’s expense, of a lender’s policy of title insurance or a commitment to issue a lender’s policy of title insurance which satisfies the requirements of the Loan Documents; (b) the Lender’s receipt of a policy of fire and casualty insurance, commercial general liability insurance, and such other policies of insurance as are required under the terms of the Loan Documents; (c) the Lender’s receipt of each and all of the Loan Documents, as set forth on the Closing Checklist attached hereto as Exhibit “D”, each of which shall be duly executed by Borrower and the other parties thereto; (d) if Borrower or any other Person executing any of the Loan Documents is other than a natural person, the Lender shall have received such organizational and authorization documents as set forth on the Closing Checklist attached hereto as Exhibit “D”; (e) Borrower shall have paid all fees, charges, and other expenses required to be paid by Borrower under the terms of the Loan Documents as of the Closing Date: and (f) evidence satisfactory to the Lender of the filing of appropriate financing statements on Form UCC-1 and recordation of the Deeds of Trust, in each case, in such office or offices as may be necessary to perfect the security interests purported to be created by the Security Agreements. The documents and items required under this Section are to be provided for the sole benefit of the Lender, and the Lender, at its option, but without any obligation of any kind to do so, may waive any one or more of its requirements under this Section without notice to Borrower or any other Person. Any such waiver by the Lender shall be granted in the Lender’s sole and absolute discretion, and no such waiver shall be binding or enforceable against the Lender unless such waiver is expressly set forth in writing and signed by a duly authorized officer of the Lender. Each of the documents and items to be received by the Lender under this Section shall be acceptable to the Lender in form and substance

2.3         Use of Loan Proceeds. All Loan proceeds received by Borrower shall be used by Borrower solely for payment of those costs, charges. and other items required to be paid out of the proceeds of the Loan as shown in the Loan Documents, general working capital purposes in the ordinary course of Borrower’s business, and any other use specified in the Loan Schedule. The Lender shall have no obligation to monitor or verify the use or application of any Loan proceeds disbursed by the Lender. Borrower shall not, directly or indirectly, use all or any part of the Loan proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (the “Board of Governors’’) or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock or for any purpose which violates or is inconsistent with Regulation X of the Board of Governors, unless such use has been expressly approved in writing by the Lender, in its discretion.

2.4         Initial Loan Fee; Annual Fee. Concurrently with or prior to the Closing Date, Borrower shall pay to the Lender the Loan Fee specified in the Loan Schedule, The entire Loan Fee shall be deemed to be fully earned by the Lender as of the Loan Closing, and no part of the Loan Fee shall be refundable to Borrower, whether or not the principal balance of the Loan is prepaid prior to the Maturity Date. In addition to the Loan Fee, Borrower shall pay to the Lender on the first (1st) annual anniversary of the Closing Date and on each annual anniversary of the Closing Date thereafter an annual servicing fee equal to Seventy-Five and 00/100 Dollars ($75.00) (the “Annual Fee”). The Annual Fee shall be deemed to be fully earned by the Lender as of the date on which the Annual Fee is payable and shall not be refundable to Borrower, whether or not the principal balance of the Loan is prepaid prior to the Maturity Date.

2.5         Requests for Advances Under Line of Credit. Each Request for Advance shall indicate the proposed date for the Line of Credit Advance requested by Borrower in the Request for Advance (referred to as the “Advance Date”). Each Request for Advance shall be in form reasonably satisfactory to the Lender. Each Advance Date shall be a Business Day. Provided that no Default or Event of Default has occurred and is continuing and that no material damage or destruction has occurred on a Property, on or about the Advance Date, the Lender shall make the Line of Credit Advance available to Borrower, as elected by Borrower, in immediately available funds by deposit or credit to an account in Borrower’s name established or to be established at one of the Lender’s offices, by check payable directly to Borrower or to a payee designated by Borrower, or by such other method as may be reasonably designated by the Borrower. If material damage or destruction has occurred at a Property, at the option of the Lender, (a) the Line of Credit Advance shall be limited so that the outstanding Loan balance does not exceed the Commitment less the Allocated Loan Amount for the Property where the damage or destruction has occurred; provided that if the Line of Credit Advance is so limited, the Proceeds (as defined in the Deed of Trust for such Property) resulting from such casualty shall be retained by the Borrower and/or applicable Subsidiary Guarantor, or (b) in the event the Loan is fully drawn or is “Overadvanced” (as hereinafter defined), all or a portion of the Proceeds (as defined in such Deed of Trust for such Property), in an amount at no time to exceed the Allocated Loan Amount for such Property, shall be paid over to the Lender and applied to the Loan with a corresponding reduction in the Commitment; provided that, so long as no Event of Default is then continuing, substantially concurrently with such turnover of proceeds and reduction of the Commitment, the Lender will reconvey the Deed of Trust for such Property. In the event the Line of Credit Advance is limited as set forth in clause (a) above, the Line of Credit Advance shall be reinstated by the Lender upon Lender’s receipt of evidence, acceptable to Lender, that the Property has been fully repaired or reconstructed and that the fair market value of the Property is at least as great as it was prior to the date on which the damage or destruction occurred, as demonstrated by an appraisal acceptable to Lender. As used herein, “Overadvanced” means that, not taking into account the Allocated Loan Amount of the damaged or destroyed Property, the outstanding principal balance of the Loan exceeds the Allocated Loan Amount with respect to the balance of the Properties (those Properties other than the damaged or destroyed Property). If the Lender makes a Line of Credit Advance by wire transfer of funds (a “Wire Transfer”) pursuant to a Request for Advance, Borrower acknowledges and agrees that (a) the transmission of the Line of Credit Advance by Wire Transfer may be significantly delayed as a result of Governmental Requirements; and (b) Lender’s standard Wire Transfer fee shall be immediately due and payable by Borrower to the Lender for each Request for Advance made by Wire Transfer, and the Lender, at its option and without further authorization from Borrower, shall have the right to automatically pay such fee from any portion of the Commitment that remains available. Principal, interest, and all other sums owing to the Lender under any of the Loan Documents shall be evidenced by records maintained by the Lender for such purposes. Each payment on and any other credits with respect to the Obligations shall be evidenced by entries in such records, and such entries shall be conclusive and binding on Borrower and all other parties to the Loan Documents.

2.6          Reliance by Lender. The Lender may conclusively presume that all requests, statements, information, certifications, and representations, whether written or oral, submitted or made by Borrower or any of its agents to the Lender in connection with the Loan are true and correct, and the Lender shall be entitled to rely thereon, without investigation or inquiry of any kind by the Lender, in disbursing the Loan proceeds and taking or refraining from taking any other action in connection with the Loan. Without limiting the generality of this Section, Borrower acknowledges and agrees that (a) it is in the best interest of Borrower that the Lender respond to and be entitled to rely upon Requests for Advances that are given by Borrower in writing, by telephone, or by other telecommunication method acceptable to the Lender without the Lender having to inquire into the actual authority of the Person making such request and purporting to act on behalf of Borrower; (b) therefore, the Lender may conclusively rely on any and all Requests for Advances (whether made in writing, by telephone, or by other telecommunication method) made by (i) any Person who purports to be one of the agents of Borrower who has been authorized to act for Borrower in any resolution or other form of authorization of any kind delivered to the Lender (a “Borrower Authorization”); and (ii) any other Person who the Lender in good faith believes to be authorized to act for Borrower (notwithstanding the fact that such other Person is not identified in any Borrower Authorization); and (a) Borrower assumes all risks arising out of any lack of actual authority by any Person submitting any form of Request for Advance (whether made in writing, by telephone, or by other telecommunication method) to the Lender and the Lender’s reliance or, such Request for Advance.

ARTICLE 3

BORROWER’S COVENANTS

3.1         Existence of Borrower. If Borrower is a corporation or other form of entity, Borrower shall maintain its existence in good standing under the laws of the state in which it is organized and maintain its qualification as a foreign entity in good standing in each jurisdiction in which the nature of its business requires qualification as a foreign entity and where the failure to qualify would have a Material Adverse Effect.

3.2         Books and Records; Inspections by Lender. Borrower shall keep and maintain complete and accurate books and records relating to its operations at its principal place of business. The Lender shall have access to such books and records at all reasonable times upon not less than two (2) Business Days prior written notice to Borrower for the purposes of examination, inspection, verification, copying and for any other reasonable purpose; provided that unless there exists an “Event Requiring Financials” (as hereinafter defined) such access shall be limited to one visit during each calendar year. Borrower shall provide Lender with such other information concerning the financial condition and affairs of Borrower, the Guarantors, the General Partners, and Managers as Lender may reasonably require within ten (10) business days after Lender’s request for such information, provided that such request shall be limited to one time per year unless there exists an Event Requiring Financials. As used herein, an Event Requiring Financials shall mean: (i) an uncured Event of Default; (ii) occurrence of damage requiring repair or reconstruction on the Property; (iii) a sale of the Lender; or (iv) a sale of the Loan by the Lender. Borrower shall deliver to Lender, or cause to be delivered to Lender, a complete and accurate copy of each federal income tax return filed by Borrower and any Guarantor, General Partner, and Manager within thirty (30) days after the date on which each such return is filed. Borrower authorizes the Lender, at its option but without any obligation of any kind to do so, to discuss the affairs, finances and accounts of Borrower with its Chief Executive Officer and/or Chief Financial Officer and with Borrower’s independent accountants and auditors, and Borrower irrevocably authorizes all accountants and auditors employed or retained by Borrower to respond to and answer all reasonable requests from the Lender for financial and other information regarding Borrower; such discussions, meetings, requests and other communications shall include the Borrower’s Chief Executive or Chief Financial Officer. Borrower waives the benefit of any accountant-client privilege or other evidentiary privilege precluding or limiting the disclosure or delivery of any of its books and records to the Lender (except that Borrower does not waive any attorney-client privilege).

3.3         Reports. Without limiting any of the other terms of the Loan Documents, from time to time within ten (10) Business Days (or such longer period of time as the Borrower may reasonably request in respect of the scope of such request) after the Lender’s written reasonable request to Borrower, Borrower shall deliver to the Lender such reports and information available to Borrower concerning the business, financial condition and affairs of Borrower and each Guarantor as the Lender may reasonably request.

3.4         Payment of Obligations.

(a)          Upon the sale of any Property, (i) the Borrower shall, immediately upon the receipt of the net proceeds from such sale, repay the Loan in an amount equal to the lesser of (A) the Release Amount and (B) the then current outstanding principal amount of the Loan together with all interest and other amounts owing to Lender under the Loan Documents, and (ii) the Commitment shall be, concurrently with the consummation of such sale and release of liens by the Lender on such Property, reduced by an amount equal to the Allocated Loan Amount for such Property.

(b)          Borrower shall pay all of its indebtedness under the Note and pay and perform all of its other Obligations under the Loan Documents as and when the same become due.

3.5          Notice of Material Adverse Changes. Borrower shall immediately notify the Lender in writing of (a) the occurrence of any event or development which could reasonably be expected to have a Material Adverse Effect; (b) the commencement of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving any claim or claims which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;   and (c) any occurrence of a Default or an Event of Default.

3.6         Further Assurances. Upon the Lender’s request, Borrower shall execute and deliver to the Lender such further documents and agreements, in form and substance reasonably satisfactory to the Lender, as the Lender may reasonably require to effectuate the terms of this Agreement and each of the other Loan Documents.

3.7          Claims. Borrower shall pay when due all claims which, if unpaid, might become a lien or charge on any or all of the properties or assets of Borrower.

3.8          Taxes. Subject to Section 3.9, Borrower shall pay when due all foreign, federal, state and local taxes, assessments, and governmental charges now or hereafter levied upon or against Borrower or any of its properties or assets, including all income, franchise, personal property, real property, excise, withholding, sales and use taxes such that at no time does the aggregate amount of any such unpaid taxes, assessments and other governmental charges exceed $100,000.

3.9         Contest. Borrower shall have the right to contest the payment of any tax, assessment, charge or claim referred to in Section 3.7 or 3.8 above, provided that (a) appropriate contest proceedings are promptly and in good faith commenced and diligently prosecuted by Borrower: (b) a bond is posted or other appropriate action reasonably acceptable to the Lender is taken to prevent such tax, assessment, charge or claim in excess of $100,000 from becoming a lien on the properties and assets of Borrower; and (c) Borrower notifies the Lender in writing of the commencement of, and any material development in, such proceedings.

3.10       Pension Plans. Borrower shall pay all amounts necessary to fund all of its present and future employee benefit plans in accordance with their terms, and Borrower shall not permit the occurrence of any event with respect to any such plan which would reasonably be expected to have a Material Adverse Effect.

3.11       Insurance. Borrower shall maintain insurance against such risks and liabilities, in such forms, and for such amounts as are customarily maintained by entities engaged in the same or similar businesses and similarly situated, The form and substance of all such insurance policies shall be reasonably acceptable to the Lender and such insurance shall be maintained with financially sound and reputable insurers acceptable to the Lender, it being understood and agreed that the form of insurance policies and the insurers in place on the Closing Date are acceptable to the Lender. Upon the Lender’s request, Borrower shall provide the Lender with evidence satisfactory to the Lender regarding the maintenance of the insurance required by this Section, including proof of premium payments and copies of insurance policies, certificates of insurance, and endorsements. If Borrower fails to provide or pay for any policies of insurance required by this Section, the Lender, at its option and in its discretion, but without any obligation of any kind to do so, shall have the right to obtain the same at Borrower’s expense.

3.12        Disposition of Property; Maintenance of Properties.

(a)          Borrower and the Subsidiary Guarantors may dispose of any Property so long as (i) no Event of Default has occurred and is continuing at the time of consummation of such disposition, (ii) such disposition is for net proceeds in an amount equal to or greater than the Release Amount and (iii) the Release Amount is applied to pay down the Loan in accordance with Section 3.4 of this Agreement.

(b)          Borrower and the WB 141 S. Carolwood, LLC shall be permitted to continue and complete the process of “untying” the lots and performing the construction in respect of the Property referred to as “Owlwood”, listed on Schedule A hereto, so long as such untying and construction would not result in a Material Adverse Effect. Lender further reserves the right to appraise each parcel of Owlwood separately (at Borrower’s sole cost and expense), once the process of untying is done and, after good faith consultation with the Borrower, to amend the Allocated Loan Amount for Owlwood on Schedule A to reflect Allocated Loan Amounts of each new parcel comprising such Property.

(c)          Except as otherwise permitted by the Loan Documents, Borrower shall maintain its properties in good condition and repair.

3.13        Licenses. Borrower shall maintain all Governmental Permits necessary for the ownership of it properties and the conduct of its businesses.

3.14       Compliance with Applicable Laws. Borrower shall at all times comply with and keep in effect all Governmental Permits relating to Borrower, the Collateral, and Borrower’s other assets. Borrower shall at all times comply with, and shall cause the Collateral to comply with (a) all Governmental Requirements. including all Hazardous Substance Laws, (b) all requirements and orders of all judicial authorities which have jurisdiction over Borrower or the Collateral, and (c) all covenants, conditions, restrictions and other documents relating to Borrower or the Collateral.

3.15       Place of Business; Borrower’s Name. Borrower shall give the Lender at least thirty (30) days prior written notice of any change in the location of Borrower’s chief executive office. Borrower shall give the Lender not less than thirty (30) days prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all Governmental Requirements relating to the conduct of Borrower’s business under a fictitious business name,

3.16       Negative Covenants. Without the Lender’s prior written consent, and except as may otherwise expressly be allowed in the Loan Schedule, Borrower shall not take any of the following actions: (a) if Borrower is a corporation, partnership, limited liability company, or other form of entity, elect to make any change in Borrower’s corporate or capital structure which would have a Material Adverse Effect: or (b) make any material change in Borrower’s general business objectives, purposes, operations, or financial structure in such manner as to materially and adversely affect the ability of Borrower to pay or perform any of the Obligations.

ARTICLE 4

DEFAULT AND REMEDIES

4.1          Events of Default. The Lender, at its option, may declare Borrower to be in default under this Agreement and the other Loan Documents upon the occurrence of any or all of the following events (the declaration of such a default by the Lender shall constitute an “Event of Default”):

(a)          Event of Default Under Deed of Trust. The occurrence of any “Event of Default (as such term is defined in the Deeds of Trust) under the terms of the Deeds of Trust;

(b)          Failure to Permit Inspections. If Borrower fails to permit any inspection of the Collateral or any of Borrower’s books and records in accordance with the terms of the Loan Documents;

(c)          Performance of Obligations to Third Persons. If (i) Borrower fails to pay any of its indebtedness or to perform any of its obligations when due under any document between Borrower and any other Person who holds a lien on the Collateral that is senior to the lien held by the Lender in the Collateral and fails to cure such breach within any applicable cure period under such document; or (ii) Borrower fails to pay any of its indebtedness or to perform any of its material obligations when due under any other material document evidencing indebtedness or consideration payable by the Borrower in an amount in excess of $250,000, between Borrower and any other Person, provided the Lender reasonably determines that such failure could have a Material Adverse Effect. Nothing contained in this Section constitutes or shall be construed as the Lenders consent to any lien being placed on the Collateral, other than the Permitted Liens;

(d)          Impairment of Security Interest or Lender’s Rights. If any Security Agreement, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien (subject to Permitted Liens) in favor of the Lender on any portion of the Collateral with a value individually or in the aggregate in excess of $250,000;

(e)          Judgments. If one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could reasonably be expected to result in a judgment, order or award) for the payment of money exceeding $250,000 in the aggregate (except to the extent of the amount covered by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against Borrower and the same is not vacated, discharged, stayed or bonded pending appeal for a period of 60 days;

(f)          Default by Guarantors. If any Guarantor fails to pay any of its indebtedness or perform any of its obligations under any Guaranty for the benefit of Lender or the revocation, limitation or termination or attempted revocation, limitation or termination of any of the obligations of any Guarantor under any Guaranty for the benefit of Lender, except in accordance with the express written terms of such Guaranty; or

(g)          Misrepresentation by Guarantors. If any request, statement, information, certification, representation or warranty, whether written or oral, submitted or made by any Guarantor to the Lender in connection with the Loan or any other extension of credit by the Lender to Borrower or such Guarantor, now or in the future, is false or misleading in any material respect;

(h)          Material Adverse Effect. If an event or development occurs which would reasonably be expected to have a Material Adverse Effect.

4.2        Remedies. Upon the Lender’s election to declare Borrower to be in default under the Loan Documents pursuant to Section 4.1 above, Borrower shall be deemed to be in default under the Loan Documents, and the Lender shall have the right to do any or all of the following:

(a)          Acceleration. The Lender shall have the right to declare any or all of the Obligations to be immediately due and payable. including the entire principal amount and all accrued but unpaid interest under the Note, and notwithstanding the Maturity Date of the Note, such Obligations shall thereupon be immediately due and payable:

(b)          Remedies Under Other Loan Documents. The Lender may exercise any or all rights and remedies which the Lender may have under any or all of the Loan Documents and applicable law;

(c)          Discontinuation of Disbursements. The Lender may discontinue or withhold any or all advances of the Loan proceeds, and the Lender shall have no further obligation to make any Line of Credit Advance; and

(d)          Discontinuation of Other Extensions of Credit. The Lender may discontinue advancing money or extending credit to or for the benefit of Borrower in connection with any other document between the Lender and Borrower.

ARTICLE 5

WARRANTIES AND REPRESENTATIONS

5.1          Borrower’s Warranties and Representations. As a material inducement to the Lender’s extension of credit to Borrower in connection with the Loan, Borrower warrants and represents to the Lender as follows:

(a)          Chief Executive Office. Borrower’s chief executive office is located at the address set forth in Borrower’s Application.

(b)          Borrowers Name. Borrower has set forth above its full and correct name, and Borrower does not use any other names or tradenames, except for the tradenames disclosed in Borrower’s Application.

(c)          Tax Claims. To the best of Borrower’s knowledge, there are no claims or adjustments proposed by any taxing authority for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower and each Guarantor have filed all federal, state and local tax returns required to be filed under applicable Governmental Requirements and have paid all taxes, assessments, fees, penalties, and other governmental charges that are due and payable in connection therewith such that the aggregate amount of any such unpaid taxes, assessments and other governmental charges does not exceed $250,000.

(d)          Margin Stock. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan shall be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, unless such use is approved in writing by the Lender or otherwise expressly contemplated by the Loan Documents.

(e)          Licenses and Governmental Requirements. Neither Borrower nor any Subsidiary Guarantor (i) is in violation in any material respect of any Governmental Permits or Governmental Requirements (including all Hazardous Substance Laws) to which it is subject; or (ii) has failed to obtain any Governmental Permits necessary for the ownership of its properties or the conduct of its business.

(f)          Other Facts. None of the information set forth in Borrower’s Application, taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, misleading; provided that, with respect to any projections. the Borrower represents that such information was prepared in good faith based upon assumptions of the Borrower believed to be reasonable at the time prepared The Borrower has disclosed to the Lender all matters known to it, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.2          OFAC; Patriot Act Compliance.

(a)          Borrower is not a Person (i) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) who engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of such Section 2, or (iii) who is on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order (“OFAC”).

(b)          Borrower is in compliance with the Patriot Act. No proceeds of the Loan will be used, directly or indirectly, for payments to any governmental official or employee, political party or its officials, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.3          Borrower’s Warranties. Borrower’s warranties and representations set forth in Section 5.1 above and in the other Loan Documents shall be true and correct at the time of execution of this Agreement, as of the Closing Date, and as of the date of each Line of Credit Advance, shall survive the closing of the Loan, and shall remain true and correct as of each date on which such warranties and representations are given. For purposes of this Agreement and the other Loan Documents, the term “to the best of Borrower’s knowledge” shall be deemed to mean to the best knowledge of Borrower after a commercially reasonable and diligent investigation, inspection and inquiry by Borrower.

ARTICLE 6

MISCELLANEOUS

6.1          Relationship of Parties. The Lender shall not be deemed to be, nor do the Lender or Borrower intend that the Lender shall ever become, a partner, joint venturer, trustee, fiduciary, manager, controlling person, or other business associate or participant of any kind in the business or affairs of Borrower, whether as a result of the Loan Documents or any of the transactions contemplated by the Loan Documents. In exercising its rights and remedies under the Loan Documents, the Lender shall at all times be acting only as a lender to Borrower within the normal and usual scope of activities of a lender.

6.2        Indemnification. Borrower shall indemnify and hold the Lender and its officers, directors, agents, employees, representatives, shareholders, affiliates, successors and assigns (collectively, the “Indemnified Parties”) harmless from and against any and all claims, demands, damages (including special and consequential damages), liabilities, actions, causes of action, legal proceedings, administrative proceedings, suits, injuries, costs, losses, debts, liens, interest, fines, charges, penalties and expenses (including reasonable attorneys’, accountants’, consultants’, and expert witness fees and costs) of every kind and nature (collectively, the “Claims”) arising directly or indirectly out of or relating to any or all of the following: (i) Borrower’s breach of any of its Obligations or warranties under the Loan Documents: (ii) any act or omission by Borrower or any of its employees or agents if such claim is based on any act or omission by Borrower or such employees or agents; (iii) Borrower’s use of the Collateral or any other activity or thing allowed or suffered by Borrower to be done on or about the any of Borrower’s properties; and (iv) any claims for commissions, finder’s fees or brokerage fees arising out of the Loan or the transactions contemplated by the Loan Documents. Notwithstanding anything to the contrary contained in this Section, Borrower shall not be obligated to indemnify any Indemnified Party for any liabilities resulting solely from the gross negligence or intentional tortious conduct of such Indemnified Party which such Indemnified Party is determined by the final judgment of a court of competent jurisdiction to have committed. Borrower’s obligation to indemnify the Indemnified Parties under this Section 6.2 shall survive the cancellation of the Note and the release of the Lender’s security interests under the Security Agreements.

6.3          Confidentiality.

(a)          For purposes of this Agreement, “Confidential Information” shall mean: any and all written information provided or made accessible by Borrower to Lender with respect to the Loan that given the nature of the information or the circumstances surrounding its disclosure, reasonably should be considered as confidential. Confidential Information does not include information which: (a) is or becomes part of the public domain other than through a breach of this Agreement by the Lender at the time or subsequent to the time it was communicated by the Borrower to the Lender; (b) is in the possession of the Lender or its authorized persons at the time it was communicated by the Borrower to the Lender; (c) is obtained by the Lender or its authorized persons on a non-confidential basis from a third party not known by the Lender or its authorized persons to be bound by any obligation of non-disclosure or confidence to the Borrower; (d) is developed by the Lender or its authorized persons independently of and without reference to any Confidential Information before it was communicated by the Borrower to the Lender or its authorized persons; or (e) is explicitly approved for disclosure by the Borrower in written or electronic form.

(b)         Lender is permitted to use Confidential Information only with respect to Loan, and except as provided herein, Lender shall not disclose Confidential Information to anyone without Borrower’s prior written consent. Lender shall keep Confidential Information confidential and avoid disclosure, dissemination or unauthorized use of Confidential Information with at least the same degree of care as Lender protects its own proprietary information, but in all circumstances no less than reasonable care. Lender is permitted to disclose Confidential Information to: (a) Lender’s officers, employees, attorneys, accountants, auditors, directors, partners, participants, agents, representatives, affiliates or other authorized representatives (each together with Lender, collectively, “Lender Representatives”); (b) to prospective transferees or purchasers of all or any portion of the Loan (provided, however, that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as those in this Section); (c) as required by law, regulation, subpoena, or other order; (d) to Lender’s regulators or as otherwise required in connection with Lender’s examination or audit; (e) as Lender considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of Lender so long as such service providers are subject to substantially similar confidentiality requirements.

6.4        Power of Attorney. Borrower irrevocably appoints the Lender, with full power of substitution, as Borrower’s attorney-in-fact, coupled with an interest, with full power, in the Lender’s own name or in the name of Borrower, after the occurrence and continuance of an Event of Default, to sign, record and file all documents referred to in Section 3.6 above. The Lender shall have the right to exercise the power of attorney granted in this Section directly or to delegate all or part of such power to one or more agents of the Lender. Nothing contained in the Loan Documents shall be construed to obligate the Lender to act on behalf of Borrower as attorney-in-fact.

6.5        Actions. Whether or not an Event of Default has occurred, the Lender shall have the right, but not the obligation, to commence, appear in, or defend any action or proceeding which affects or which the Lender determines may affect (a) the Collateral; (b) Borrower’s or the Lender’s respective rights or obligations under the Loan Documents; (c) the Loan; or (d) the disbursement of any proceeds of the Loan. Whether or not an Event of Default has occurred, the Lender shall at all times have the right to take any or all actions on its own behalf which the Lender determines to be necessary or appropriate to protect the Lender’s interest in connection with the Loan.

6.6         Documents. The form and substance of all documents and instruments which Borrower is required to deliver to the Lender under this Agreement shall be subject to the Lender’s approval.

6.7        Interpretation. Whenever the context of this Agreement reasonably requires, all words used in the singular shall be deemed to have been used in the plural, and the neuter gender shall be deemed to include the masculine and feminine gender, and vice versa. The headings to sections of this Agreement are for convenient reference only and shall not be used in interpreting this Agreement. For purposes of this Agreement, (a) the term “including” shall be deemed to mean “including without limitation”; (b) the term “document” shall be deemed to include all written contracts, commitments, agreements, and instruments; and (c) the term “discretion,” when applied to any determination, consent, or approval right by the Lender, shall be deemed to mean the Lender’s sole but good faith business judgment.

6.8          Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same document.

6.9         Successors. Subject to the restrictions contained in the Loan Documents, the Loan Documents shall be binding upon and inure to the benefit of the Lender and Borrower and their respective permitted successors and assigns.

6.10        Secured by Deeds of Trust. This Agreement and all of Borrower’s obligations under this Agreement are secured by the Deeds of Trust.

[Remainder of the Page Left Intentionally Blank]

Dated: April 9, 2019

BORROWER:

WB Propco, LLC,
a Delaware limited liability company

By:
Frederick Chin, Chief Executive Officer

[Signature Page to Loan Agreement]

LENDER:

First Republic Bank

By:
Its:	Jodi L. Gee
Manager
Commercial Lending Services

[Signature Page to Loan Agreement]

LOAN AGREEMENT

(LINE OF CREDIT)

SCHEDULE A

PROPERTY	ALLOCATED LOAN AMOUNT	RELEASE AMOUNT
“Owlwood” -10060 and 10100 W. Sunset Blvd. &141 S. Carolwood Dr. Los Angeles, CA 90077	$15,510,000	$19,387,500
9127 Thrasher Avenue, West Hollywood, CA 90069	$6,475,000	$8,093,750
8124 West 3rd Street, Los Angeles, CA 90048	$3,395,000	$4,243,750
10750 Chalon Rd., Los Angeles, CA 90077	$2,275,000	$2,843,750
Total	$27,655,000	$34,568,750
1

LOAN AGREEMENT

(LINE OF CREDIT)

EXHIBIT “A”

LOAN SCHEDULE

This Loan Schedule is an integral part of the Loan Agreement between the Lender and Borrower, and the following terms are incorporated in and made a part of the Loan Agreement to which this Loan Schedule is attached:

1.1	Borrower: WB Propco, LLC, a Delaware limited liability company

1.2         Guarantors: ‘‘Subsidiary Guarantors” means: (a) WB 141 S. Carolwood, LLC, (b) WB 9127 Thrasher, LLC, (c) WB 8124 3rd Street LLC, and (d) WB 10750 Chalon, LLC

‘‘Parent Guarantor” means Woodbridge Wind-Down Entity LLC.

1.3	Minimum Advance Amount: N/A.

1.4	Loan Fee: Origination Fee of Two Percent (2.0%) annually.

1.5         Nature of Line of Credit. The Line of Credit Loan is a revolving line of credit loan, and within the limits of the Commitment and subject to the terms and conditions of this Agreement and the other Loan Documents, Borrower may borrow, prepay pursuant to the note evidencing Line of Credit Loan, and reborrow the principal amount of the Line of Credit Loan, in each case, for general working capital purposes in the ordinary course of Borrower’s operations, other general corporate purposes, including, making direct and indirect distributions to the Woodbridge Wind-Down Entity LLC.

A-1

LOAN AGREEMENT

(LINE OF CREDIT).

EXHIBIT “B”

COVENANTS

This Exhibit “B” is an integral part of the Agreement between the Lender and Borrower, and the following terms are incorporated in and made a part of the Agreement to which this Exhibit “B” is attached:

1.         No Additional Indebtedness. Without the prior written consent of Lender, none of the Borrower or the Subsidiary Guarantors (a) shall directly or indirectly incur indebtedness (secured or unsecured) for borrowed money, excluding (i) debts as of the date of this Agreement that were previously disclosed in writing to Lender (other than those that are being paid substantially concurrently with the funding of the Loan), (ii) other borrowing from Lender and (iii) unsecured debt incurred in the normal course of business, and (b) shall not directly or indirectly make, create, incur, assume or permit to exist any guaranty of any kind of any indebtedness or other obligation of any other person during the term of this Agreement, excluding any guaranties as of the date of this Agreement previously disclosed in writing to Lender.

2.           Negative Pledge. None of the Borrower or the Subsidiary Guarantors shall mortgage, pledge, grant or permit to exist a security interest in, or a lien upon, all or any portion of the Property or all or any portion of any real property owned by Borrower or the Subsidiary Guarantors, except for Permitted Liens or otherwise approved by Lender in its sole discretion.

3.            Primary Banking. Borrower shall maintain its primary depository account with Lender at all times while the Loan is outstanding

4.           Tax Returns. Borrower shall deliver to Lender a complete and accurate copy of its filed tax returns (including K-1 schedule and all other applicable schedules) or filed application for an extension of such tax return, within thirty (30) days after filing, commencing with the fiscal year ending June 30, 2020.

5.            Financial Statements. Within sixty (60) days after each quarter end, Borrower shall deliver to the Lender unaudited financial statements which are prepared on the liquidation basis of accounting.

B-1

LOAN AGREEMENT

(LINE OF CREDIT)

EXHIBIT “C”

FORM OF GUARANTY

This Continuing Guaranty of Payment and Performance (“Guaranty”), dated April 9, 2019 for reference purposes only, is executed by Woodbridge Wind-Down Entity LLC, a Delaware limited liability company (“Guarantor”), in favor of First Republic Bank (the “Lender”), with reference to the following facts:

A.        WB Propco, LLC (“Borrower”), has requested a loan in the original principal face amount of up to Twenty-Seven Million Six Hundred Fifty-Five Thousand and 00/100 Dollars ($27,655,000.00) (the “Loan”) from the Lender which will be evidenced by that certain Loan Agreement, dated as of April 9, 2019, by and between the Borrower and Lender (the “Loan Agreement”) and the Borrower’s promissory note dated April 9, 2019 (the “Note”) in favor of the Lender, The Loan will be secured by certain deeds of trust dated April 9, 2019 (collectively, the “Deeds of Trust”) executed by each Subsidiary Guarantor, in favor of the Lender, as beneficiary. In connection with the Loan, Borrower and the Subsidiary Guarantors, as applicable, will also execute and deliver to the Lender, among other documents, an Environmental Indemnity Agreement (the “Indemnity Agreement”) and an Assignment of Leases (“Assignment of Leases”), each dated the same date as the Note. The Note, Deed of Trust, Indemnity Agreement, Assignment of Leases, and all other documents executed by Borrower and delivered to the Lender at the Lender’s request in connection with the Loan [including any Building Loan Agreement (if the Loan is a construction loan) and any other form of loan agreement], and all extensions, renewals, modifications, and replacements of any or all of such documents, are referred to collectively as the “Loan Documents.” Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement,

B.          Guarantor is directly interested in the Loan and will benefit as a result of the Lender’s extension of credit to Borrower in connection with the Loan.

C.          As one of the conditions to closing and funding the Loan. the Lender will require that Guarantor execute and deliver this Guaranty to the Lender Guarantor desires to guaranty Borrower’s indebtedness and obligations to the Lender in connection with the Loan on the terms and conditions of this Guaranty.

THEREFORE, for good, adequate and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, Guarantor agrees as follows:

1.            Guaranty of Indebtedness. Guarantor irrevocably and unconditionally guarantees the full and prompt payment and performance to the Lender or its order of all Indebtedness (as defined in this Section 1) of Borrower to the Lender now or hereafter owing under the Loan Documents at the times and according to the terms expressed in the Loan Documents. All payments by Guarantor shall be made only in lawful money of the United States of America. For purposes of this Guaranty, the term “Indebtedness” means all now existing and future debts, obligations, and liabilities of Borrower to the Lender under the Loan Documents, however arising, whether absolute or contingent, liquidated or unliquidated, secured or unsecured, and whether Borrower may be liable individually or jointly with others. Without limiting the preceding sentence, the term “Indebtedness” shall include all principal, interest (including interest at any default rate under the Note and any interest which may be negatively amortized or added to the principal amount of the Loan under the Note), late charges, reasonable attorneys’ fees, and all other fees, costs, advances, sums, and expenses now or hereafter owing under the Note or other Loan Documents, including any and all of the foregoing sums which would have accrued under the Loan Documents but for the commencement of a case by or against Borrower under Title 11 of the United States Code (11 U.S.C. §§101, et seq.) or any successor statute (the “Bankruptcy Code”) or under any other law governing any federal or state bankruptcy, insolvency, reorganization, or other similar proceeding (collectively, a “Bankruptcy Proceeding”). The amount of the Indebtedness may exceed the original principal face amount of the Note.

2.           Absolute and Unconditional Guaranty of Payment. This Guaranty constitutes an absolute and unconditional continuing guaranty of payment and performance of the Indebtedness, does not constitute a guaranty of collectibility, is unconditionally delivered, and is not subject to the performance or occurrence of any condition precedent, including any condition relating to the genuineness, validity, or enforceability of the Loan Documents.

3.           Loan Documents. Guarantor acknowledges and agrees that (a) Borrower’s execution, delivery and performance of its obligations under the Loan Documents, and Borrower’s consummation of the transactions contemplated by the Loan Documents, have been duly authorized by all requisite action on the part of Borrower; and (b) the Loan Documents constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms.

4.           Modification to Loan Documents and Other Matters Not Affecting Guarantor’s Liability.

4.1          Matters Not Affecting Guarantor’s Liability. Guarantor agrees that the Lender, in its discretion, shall have the right to do any one or more of the following without notice to or the consent or approval of Guarantor, without prejudice of any kind to the Lender, without in any way discharging, releasing or otherwise affecting Guarantor’s liability under this Guaranty, and without giving Guarantor any recourse or claim of any kind against the Lender: (a) modify, accelerate, accept partial payment of, compromise, settle, renew, extend the time for payment or performance of, or decline to enforce any of Borrower’s Indebtedness to the Lender under or in connection with the Loan Documents; (b) increase or decrease the principal amount of the Loan; (c) release or discharge, in whole or in part, or grant any indulgence or forbearance to Borrower or any other person under or in connection with the Loan Documents, including any release given in connection with a deed in lieu of foreclosure under the Deed of Trust; (d) release, waive, substitute, or add any or all real property or personal property collateral under the Loan Documents securing payment of the Indebtedness (collectively, the “Collateral”); (e) release, substitute or add any one or more endorsers or guarantors of the Indebtedness; (f) amend, supplement, alter or change in any respect whatsoever any term or provision of the Loan Documents or any other agreement relating to the Indebtedness, including any increase, decrease, or other change in the rate of interest under the Note; (g) subordinate, in whole or in part, or otherwise alter the priority of any lien or security interest now or hereafter held by the Lender in the Collateral; (h) file or refrain from filing any claim in any Bankruptcy Proceeding by or against Borrower or any other guarantor of the Indebtedness; (i) make other or additional loans or extensions of credit to Borrower and take and hold security for any such loan or extension of credit; (j) credit or apply any payments received from Borrower, any other guarantor of the Indebtedness, or any other person, or realized from the Collateral or any other source, to any existing or future indebtedness of Borrower to the Lender in such manner and order of priority as the Lender may determine, whether or not such indebtedness is guaranteed by this Guaranty, secured by any Collateral, or due at the time of such application; (k) direct the order and manner of any sale of the Collateral in any judicial or nonjudicial foreclosure sale, and bid on the Collateral at any such sale; (l) otherwise deal with Borrower, any other guarantor of the Indebtedness, or any other person in connection with the Loan in such manner as the Lender, in its discretion, may determine; and (m) exercise any right or remedy with respect to the Indebtedness or the Collateral, notwithstanding any effect on or impairment of Guarantor’s subrogation, reimbursement or other rights against Borrower, whether by operation of Section 580d of the California Code of Civil Procedure or otherwise, including the Lender’s exercise of any remedy which destroys Guarantor’s subrogation rights as set forth in Section 6.4 below.

4.2          Waiver of Defenses Based on Changes to Loan Documents and Other Matters. Guarantor acknowledges that in the absence of the waivers contained in this Section 4.2, if the Lender were to take any of the actions described in Section 4.1 above, Guarantor would have or may have a defense to the enforcement of this Guaranty. Without limiting the generality of Section 4.1 above, Guarantor waives all such defenses and all rights, benefits, remedies and defenses under California Civil Code Section 2819 which, in the absence of the waivers contained in this Section 4.2, provides that if the Lender, without the consent of Guarantor, were to alter the Indebtedness in any respect or in any way were to impair or suspend the rights or remedies of Guarantor against Borrower, Guarantor may be exonerated and may have a defense against the enforcement of this Guaranty. Guarantor agrees that as a result of the waivers contained in this Section 4.2, Guarantor shall remain liable to the Lender under this Guaranty even if the Lender takes any or all of the actions described in Section 4.1 above.

5.           Grant of Security Interest to the Lender and the Lender’s Setoff Rights. To secure Guarantor’s obligations to the Lender under this Guaranty. Guarantor grants a security interest to the Lender in, and agrees that the Lender shall have a right of setoff against the deposit account with account number # 80007450390 titled “Woodbridge Wind Down Entity DBA Viewpoint Collection Propco Collateral Deposits” held by the Guarantor at First Republic Bank. The Lender shall have the right to enforce such security interest and right of setoff without demand on or notice to Guarantor, and no waiver or release of any such security interest or right of setoff shall be valid or enforceable against the Lender unless such waiver is expressly set forth in a written agreement signed by the Lender.

6.           Waiver of Defenses by Guarantor. Guarantor expressly waives and relinquishes all rights, remedies, benefits, and defenses accorded by applicable law to guarantors and agrees not to assert or take advantage of any such rights, remedies, benefits, or defenses. Without limiting the preceding sentence, Guarantor waives each and all of the following:

6.1          Enforcement of the Lender’s Remedies. All rights, remedies, benefits, and defenses under California Civil Code Section 2845 which, in the absence of the waivers contained in this Section 6.1, provides that Guarantor may have a defense against enforcement of this Guaranty if the Lender were to fail to proceed against Borrower, to pursue any other remedy in the Lender’s power which might lighten Guarantor’s burden under this Guaranty, or to proceed with diligence in the enforcement or collection of the Indebtedness. Without limiting the preceding sentence, Guarantor waives all rights which it may have to require the Lender (a) to proceed or exhaust its rights or remedies against Borrower, any other guarantor of the Indebtedness, or any other person, before pursuing its rights and remedies against Guarantor under this Guaranty; (b) to proceed or exhaust its rights or remedies against the Collateral for the Indebtedness before pursuing its rights and remedies against Guarantor under this Guaranty; and (c) to exercise any other right or remedy of any kind with respect to the Loan, the Collateral, or otherwise before pursuing its rights and remedies against Guarantor under this Guaranty. Guarantor agrees that the Lender may pursue its rights and remedies against Guarantor under this Guaranty without taking any action against Borrower or any other person and without proceeding against or exhausting the Collateral;

6.2          Enforcement Against Property of Guarantor. All rights, remedies, benefits, and defenses under California Civil Code Section 2850 which, in the absence of the waivers contained in this Section 6.2, provides that whenever both property of Guarantor and property of Borrower are pledged or hypothecated to secure the Indebtedness, Guarantor is or may be entitled to have the property of the Borrower first applied to discharge the Indebtedness;

6.3          Defenses of Borrower. All rights, remedies, benefits and defenses under California Civil Code Section 2810 which, in the absence of the waivers contained in this Section 6.3, provides that if there were no liability on the part of Borrower at the time of execution of the Loan Documents, or the liability of Borrower under the Loan Documents were to hereafter cease, Guarantor may have a defense against enforcement of this Guaranty. Without limiting the preceding sentence, Guarantor waives all rights, remedies, benefits, and defenses arising out of or based on any or all of the following: (a) the lack of capacity or other legal disability, lack of authority, death or incompetency of Borrower or any other person; (b) any impairment of any lien or security interest of the Lender in the Collateral; (c) any diminution or loss in value of the Collateral (including any diminution caused as a result of any hazardous waste or substance contaminating the Collateral); (d) any failure by the Lender to obtain or perfect any lien or security interest in any real or personal property to secure the Indebtedness: (e) any defense by Borrower or any other person to payment of the Indebtedness; (f) the failure of the Lender to file or enforce any claim against the estate of Borrower or any other person in any Bankruptcy Proceeding or any other proceeding; (g) any change in the legal or beneficial ownership or title to the Collateral, or any change in the name under which Borrower was formed or organized, whether effected with or without the consent of the Lender; and (h) the release, discharge, modification, impairment or limitation of Borrower’s liability for the Indebtedness from any cause, whether consented to by the Lender, arising by operation of law, or resulting from any Bankruptcy Proceeding. Guarantor agrees that as a result of the waivers contained in this Section 6.3. Guarantor shall remain liable to the Lender under this Guaranty even if Borrower had no liability at the time of execution of the Loan Documents or thereafter ceases to be liable;

6.4          Guarantor’s Subrogation Rights. All rights, remedies, benefits and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower, as principal, or against any other person, by operation of California Code of Civil Procedure Section 580d or otherwise. Guarantor acknowledges that (a) subject to the terms of this Guaranty, Guarantor has or may have under certain circumstances certain subrogation, reimbursement, and other recovery rights against Borrower which may entitle Guarantor to recover from Borrower all or part of the Indebtedness which Guarantor may be required to pay to the Lender under this Guaranty; (b) in the absence of the waivers contained in this Section 6.4, if the Lender were to elect to conduct a nonjudicial foreclosure sale of all or part of the real property encumbered by the Deed of Trust, Guarantor would have or may have a defense to the enforcement of this Guaranty in an action by the Lender to collect a deficiency judgment against Guarantor based on such an election of remedies by the Lender; and (c) such defense by Guarantor would be based on, among other things, existing case law which holds that because a nonjudicial foreclosure sale by a lender destroys a guarantor’s subrogation or other recovery rights against the borrower by the operation of California Code of Civil Procedure Section 580d, the lender is estopped or barred from enforcing a guaranty against a guarantor because the lender has elected a remedy which has prejudiced the guarantor’s subrogation or other recovery rights against the borrower. Without in any way limiting any of the terms of this Guaranty (including the waivers contained in this Section 6.4), Guarantor acknowledges and agrees that this Section 6.4 constitutes a waiver by Guarantor of the defense described in the preceding sentence;

6.5          Impairment or Destruction of Guarantors Subrogation Rights. Without limiting the generality of Section 6.5 above, all rights, remedies, benefits, and defenses under the following statutes to the extent, if at all, such statutes may directly or indirectly apply to Guarantor: (a) California Code of Civil Procedure Section 580a which, in the absence of the waivers contained in this Section 6.5, may directly or indirectly limit the liability of Guarantor following a nonjudicial foreclosure sale under the Deed of Trust to the difference between the Indebtedness and the fair market value of the real property transferred at such nonjudicial foreclosure sale; (b) California Code of Civil Procedure Sections 580b and 580d which, in the absence of the waivers contained in this Section 6.5, may directly or indirectly limit the Lender’s right to recover a deficiency judgment against Guarantor with respect to certain purchase money obligations or following a non-judicial foreclosure sale under the Deed of Trust, respectively; and (c) California Code of Civil Procedure Section 726 which, in the absence of the waivers contained in this Section 6.5, may directly or indirectly require the Lender to exhaust the Collateral before obtaining a personal judgment for the Indebtedness. WITHOUT LIMITING ANY OF THE TERMS OF THIS SECTION 6.5 OR ANY OF THE OTHER PROVISIONS OF THIS GUARANTY, GUARANTOR WAIVES ALL RIGHTS AND DEFENSES THAT GUARANTOR MAY HAVE BECAUSE THE BORROWER’S INDEBTEDNESS IS SECURED BY REAL PROPERTY. THIS MEANS, AMONG OTHER THINGS: (1) THE LENDER MAY COLLECT FROM THE GUARANTOR UNDER THIS GUARANTY WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL PLEDGED BY BORROWER TO SECURE THE LOAN; AND (2) IF THE LENDER FORECLOSES ON ANY REAL PROPERTY COLLATERAL PLEDGED BY THE BORROWER TO SECURE THE LOAN, THEN (A) THE AMOUNT OF THE INDEBTEDNESS MAY BE REDUCED BY ONLY THE PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE; AND (B) THE LENDER MAY COLLECT FROM GUARANTOR EVEN IF THE LENDER, BY FORECLOSING ON THE REAL PROPERTY COLLATERAL SECURING THE LOAN, HAS DESTROYED ANY RIGHT THE GUARANTOR MAY HAVE TO COLLECT FROM THE BORROWER. THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY AND ALL RIGHTS AND DEFENSES THAT GUARANTOR MAY HAVE BECAUSE THE BORROWER’S DEBT IS SECURED BY REAL PROPERTY COLLATERAL. SUCH RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY AND ALL RIGHTS AND DEFENSES BASED ON SECTIONS 580a, 580b, 580d, OR 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, The waivers contained in this Section 6.5 are intended to apply to all real property Collateral which secures the Indebtedness of Borrower to the Lender and not with respect to real property collateral, if any, which secures this Guaranty;

6.6          Scope of Guarantor’s Liability. All rights, benefits, remedies, and defenses based upon any statute or rule of law, including California Civil Code Section 2809, which provides that the obligations of a guarantor may not be larger in amount or in other respects more burdensome than those of the principal debtor. Guarantor agrees that as a result of the waivers contained in this Section 6.6, even if Guarantor’s obligations under this Guaranty may be larger in amount or in other respects more burdensome than those of Borrower, Guarantor shall remain liable to the Lender under this Guaranty;

6.7          Borrower’s Financial Condition. All rights, benefits, remedies and defenses based on any failure by the Lender to disclose to Guarantor any facts now or hereafter known to the Lender with respect to Borrower, its financial condition, the Collateral, or any of the transactions contemplated by the Loan Documents, regardless of whether the Lender (a) has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or that any such facts are unknown to Guarantor; or (b) has a reasonable opportunity to communicate such facts to Guarantor;

6.8          Bankruptcy Claims. All rights, benefits, remedies, and defenses arising out of or based on any action taken or omitted to be taken by the Lender in any Bankruptcy Proceeding relating to Borrower, including (a) any election by the Lender to have the Lender’s claim in such proceeding treated as being secured or partially secured or unsecured, including any election under Section 1111(b)(2) of the Bankruptcy Code: and (b) any extension of credit to Borrower in any Bankruptcy Proceeding and any taking or holding by the Lender of security for any such extension of credit, including any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code;

6.9          Marshalling of Assets or Liens. All rights which Guarantor may have to require marshalling of assets or liens in the event of the Lender’s exercise of any its rights or remedies with respect to the Collateral, including all rights, remedies, benefits and defenses under California Civil Code Sections 2899 and 3433 which, in the absence of the waivers contained in this Section 6.9, may entitle Guarantor to require, among other things, that (a) the Lender resort first to Collateral in which the Lender holds an exclusive lien to satisfy the Indebtedness; and (b) the Lender resort first to funds for satisfaction of the Indebtedness in which Guarantor has no interest;

6.10          Waiver of Notices. Presentment, demand for payment, protest, notice of demand, dishonor, protest and nonpayment, and all other notices and demands in connection with the delivery, acceptance, performance, default under, and enforcement of this Guaranty or the Indebtedness, including notice of (a) the creation, existence, renewal, extension, modification, or incurring of any Indebtedness; (b) recordation of any notice of default or notice of sale under the Deed of Trust; (c) any judicial or nonjudicial foreclosure sale of the Collateral; and (d) any other action or non-action on the part of Borrower, the Lender, any other guarantor or endorser of the Indebtedness, or any other person, including any action described in Section 4.1 above which is taken by the Lender in connection with the Loan;

6.11          No Offsets. All rights, remedies, benefits, and defenses under any applicable law, regulation, or procedure which provides, in substance, that where cross demands for money exist between parties at any point in time when neither demand is barred by the applicable statute of limitations, and an action is thereafter commenced by one such party, the other party may assert the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the claim would at the time of filing the response be barred by the applicable statute of limitations. Guarantor agrees that as a result of the waivers contained in this Section 6.11, no obligations or indebtedness of Guarantor to the Lender under this Guaranty may be offset by all or part of any claim, cause of action, or cross-claim of any kind, whether liquidated or unliquidated, which Guarantor now has or may hereafter acquire or allege to have acquired against the Lender; and

6.12          Statute of Limitations. The defense of all statutes of limitations in any action by the Lender against Guarantor to the fullest extent permitted by law.

7.          Scope of Guarantor’s Waivers. Without limiting any of the terms of this Guaranty, Guarantor acknowledges and agrees that (a) in the absence of the waivers contained in this Guaranty, certain statutes and case law of the State of California, including certain provisions of California Civil Code Sections 2799 through 2855, may provide Guarantor with defenses to liability under this Guaranty, (b) Guarantor has carefully considered and understands such defenses; (c) by executing this Guaranty, Guarantor has waived and relinquished, to the maximum extent permitted by law, each and all of such defenses; and (d) the Lender is entering into the transactions described in recital Section A of this Guaranty in reliance on, among other things, such waivers by Guarantor.

8.          Independent Investigation by Guarantor. Guarantor acknowledges and agrees that it is fully apprised and aware of and has independently obtained all material facts and information concerning Borrower and its financial condition, the Collateral, and all other matters relating to the transactions which are the subject of the Loan Documents. Guarantor assumes all risks arising out of this Guaranty, including the risk that new extensions of credit may be made by the Lender to Borrower under circumstances in which Borrower’s financial condition has materially changed. Guarantor assumes full and complete responsibility for hereafter obtaining all material facts and information concerning Borrower and its financial condition, the Collateral, and all other matters relating to the transactions which are the subject of the Loan Documents, and the Lender shall be under no obligation at any time to provide Guarantor with any facts or information concerning Borrower, its financial condition or any change therein, the Collateral, or any other matter relating to the transactions which are the subject of the Loan Documents. Guarantor waives any defense to the enforcement of this Guaranty that Guarantor may have by reason of the failure of the Lender to provide Guarantor with any information respecting Borrower or its financial condition, the Collateral, or any other matters relating to the transactions which are the subject of the Loan Documents, including those defenses set forth in Section 6.7 above.

9.          Joint and Several Liability. Each Guarantor signing this Guaranty as a Guarantor shall be jointly and severally liable to the Lender for the performance of Guarantor’s obligations under this Guaranty. Each Guarantor who is a married person agrees that the Lender shall have the right to recourse against his or her community property and separate property for any and all Indebtedness to the fullest extent permitted by law. The Lender shall have the right to enforce this Guaranty against any one or more of the entities signing this Guaranty as Guarantor, without necessity of joining all of such entities in such action.

10.          Subrogation and Other Rights. Until all Indebtedness of Borrower to the Lender has been performed and paid in full, (a) Guarantor shall have no right of subrogation or reimbursement against Borrower, no right of subrogation against any Collateral, and no right of contribution against any other guarantor of the Indebtedness; and (b) Guarantor waives all rights to enforce any remedy which the Lender now has or may hereafter have against Borrower and any benefit of, and any right to participate in, any Collateral now or hereafter held by the Lender. Without limiting the preceding sentence, until all Indebtedness of Borrower to the Lender has been performed and paid in full, Guarantor waives the following rights, remedies, benefits, and defenses:

 10.1          Reimbursement Rights. All rights, remedies, benefits and defenses under California Civil Code Section 2847 which, in the absence of the waivers contained in this Section 10.1, provides that if Guarantor were to satisfy or pay the Indebtedness. Borrower would or may be obligated to reimburse Guarantor for amounts which Guarantor has paid, including necessary costs and expenses;

 10.2          Subrogation Rights. All rights, remedies, benefits, and defenses under California Civil Code Section 2848 which, in the absence of the waivers contained in this Section 10.2, provides that if Guarantor were to satisfy or pay the Indebtedness, Guarantor would or may be entitled (a) to enforce every remedy which the Lender then has against Borrower to the extent of reimbursing Guarantor for the sums which Guarantor has expended; and (b) to require that any other guarantors of the Indebtedness contribute thereto; and

 10.3          Benefit of the Lender’s Collateral. All rights, remedies, benefits, and defenses under California Civil Code Section 2849 which, in the absence of the waivers contained in this Section 10.3, provides that Guarantor is or may be entitled to the benefit of the Collateral now or hereafter held by the Lender or security now or hereafter held by another guarantor of the Indebtedness.

11.          Subordination. Except as otherwise provided in this Section 11, all existing and future indebtedness of Borrower to Guarantor and, if Borrower is a partnership, corporation or other entity, the right, if any, of Guarantor to withdraw any capital invested by Guarantor in Borrower (such indebtedness and right to receive capital are referred to collectively as the “Subordinated Debt”), are subordinated to all Indebtedness of Borrower to the Lender. Following and during the continuance of an “Event of Default” (as defined in the Loan Documents), (a) without the prior written consent of the Lender, none of the Subordinated Debt shall be paid to or withdrawn by Guarantor, nor shall Guarantor accept any payment of the Subordinated Debt; and (b) at the Lender’s request, Guarantor shall cause Borrower to pay to the Lender all or any part of the Subordinated Debt designated by the Lender which Guarantor is otherwise entitled to receive. Any payment of Subordinated Debt by Borrower to Guarantor in violation of this Guaranty shall be received by Guarantor in trust for the Lender, and Guarantor shall cause the same to be paid to the Lender immediately on account of the Indebtedness of Borrower to the Lender. No such payment shall reduce or affect in any manner the liability of Guarantor under this Guaranty.

12.          Bankruptcy Proceedings. Guarantor shall file in any Bankruptcy Proceeding or other proceeding in which the filing of claims is required or permitted by law all claims which Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor and, upon the Lender’s request, shall assign to the Lender all rights of Guarantor thereunder pursuant to a written assignment reasonably acceptable to the Lender in form and substance. If Guarantor has not filed any such claim by the earlier of ten (10) days after the Lender’s request or thirty (30) days before such claim is required to be filed by applicable law, regulation, rule, or court order, then Guarantor appoints the Lender as Guarantor’s attorney-in-fact to cause such claim to be filed in the name of Guarantor or, at the Lender’s discretion, in the name of a nominee designated by the Lender. The foregoing power of attorney is coupled with an interest and may not be revoked by Guarantor. The Lender or its nominee shall have the sole right to accept or reject any plan proposed in any Bankruptcy Proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, the person authorized to pay such claim shall pay to the Lender the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to the Lender all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, Guarantor’s obligations hereunder shall only be satisfied or partially satisfied, as applicable, as a result of such payment or distribution to the extent of, and in an amount equal to, the payment or distribution in cash actually received by the Lender. If the Lender receives any property under this Section other than cash, then at the Lender’s option, the same shall be held as collateral for amounts due under this Guaranty. Nothing in this Guaranty shall be deemed to obligate the Lender to file any claim as Guarantor’s attorney-in-fact.

13.          Continuation of Guaranty if Payments are Avoided or Recovered from the Lender. The Lender shall have the right to refund to Borrower any payment or recovery received by the Lender on account of the Indebtedness, and payment to the Lender of the amount refunded shall be fully guaranteed by Guarantor under this Guaranty. Without limiting the preceding sentence, if the Lender is required to pay, return or restore to Borrower or any other person any amount previously paid or recovered on account of the Indebtedness as a preference, fraudulent transfer or because of any Bankruptcy Proceeding or other similar proceeding, or for any other reason, Guarantor’s obligations shall be reinstated and revived, and the Lender’ rights shall continue, with regard to such amount as though such amount had never been paid to or recovered by the Lender, regardless of payment in full of the Indebtedness prior to such payment, return, or restoration to Borrower or any other person.

14.          The Lender’s Rights Cumulative. The Lender’s rights and remedies under this Guaranty are cumulative with and in addition to (a) the Lender’s rights and remedies under any existing or future agreement between the Lender and Guarantor, including any other guaranty executed by Guarantor relating to any indebtedness of Borrower to the Lender; and (b) all rights and remedies which the Lender may have under applicable law or any other agreement, including any other guaranty by any other guarantor of any indebtedness of Borrower to the Lender. No provision of this Guaranty shall be deemed to be in limitation of any other provision of this Guaranty.

15.          The Lender’s Exercise of Rights. The obligations of Guarantor hereunder are independent of the obligations of Borrower, and the Lender shall have the right to commence and prosecute a separate action against Guarantor, whether or not Borrower is joined in such action or a separate action is brought against Borrower. The Lender shall have the right to commence and prosecute successive actions against Guarantor for separate breaches of this Guaranty. The Lender shall have the right to exercise any one or more of its rights and remedies under or in connection with this Guaranty at the Lender’s option, in its discretion, without notice to Guarantor or any other person (except as otherwise expressly required by this Guaranty or under any other written agreement executed by the Lender), and in such order and manner and at such times as the Lender may determine in its sole and absolute discretion. Whenever (a) the terms of this Guaranty grant the Lender the right to consent to or approve any transaction or matter; (b) the Lender is authorized or empowered under this Guaranty to make a determination with respect to any transaction or matter; or (c) this Guaranty provides that any agreement or other item must be approved by or acceptable to the Lender, then except as otherwise expressly provided, if at all, in this Guaranty, (i) the Lender shall have the right to grant or withhold such approval or consent and make such determination in its sole and absolute discretion; and (ii) the form and substance of such agreement or other item must be satisfactory to the Lender in its sole and absolute discretion. Whenever the terms of this Guaranty require the Lender’s consent to or approval of any transaction, matter, or agreement, such consent or approval shall not be deemed to be effective unless it is set forth in a written agreement signed by the Lender,

16.          Attorneys’ Fees and Costs and Other Expenses. Upon the Lender’s demand, Guarantor shall reimburse the Lender for all costs and expenses, including reasonable attorneys’, accountants’, consultants’, and expert witnesses’ fees and costs, which are incurred by the Lender in connection with the exercise of any or all of the Lender’s rights and remedies under this Guaranty, including reasonable attorneys’ fees and costs incurred in connection with the enforcement of the Indebtedness or any or all of the Lender’s rights against Guarantor under this Guaranty, whether or not any legal proceedings are instituted by the Lender, and all costs, reasonable attorneys’ fees and expenses incurred by the Lender in connection with any Bankruptcy Proceeding or other similar proceeding involving Guarantor which in any way affects the Lender’s exercise of any of its rights and remedies under this Guaranty. Guarantor’s obligation to reimburse the Lender under this Section shall include payment of interest on all amounts expended by the Lender from the date of expenditure at the rate of interest applicable to principal under the Note at the time of such expenditure. Without limiting the terms of this Section, Guarantor agrees that the Lender shall be entitled to retain such attorneys as the Lender, in its discretion, may select at such attorneys’ customary rates and charges for legal fees, costs and other services, and the Lender shall be entitled to full reimbursement from Guarantor for all such fees, costs and charges, regardless of any schedule, formula or other guideline for attorneys’ fees, whether described as reasonable or otherwise, which is established, set or adopted pursuant to any governmental requirements or by any trial, appellate, or bankruptcy court or governmental authority.

17.        Reserved.

18.       Representations and Warranties by Guarantor. As a material inducement to the Lender’s extension of credit to Borrower in connection with the Loan, Guarantor makes the following representations and warranties to the Lender, each of which shall survive the closing of the Loan and all other extensions of credit to Borrower which comprise part of the Indebtedness:

18.1         Corporate, Partnership, or Limited Liability Company Existence. If Guarantor is a  corporation, partnership, or limited liability company, Guarantor is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, as applicable, and Guarantor is qualified to do business and is in good standing under the laws of the State of California.

18.2          Existence of Trust. If Guarantor is a trust, Guarantor is duly organized and validly existing, and the trustees of Guarantor are qualified to act in such capacity.

18.3          Authority. Guarantor has the full power and authority to carry on its business and to enter into and perform all of its obligations under this Guaranty, and this Guaranty, when executed by the persons signing this Guaranty on behalf of Guarantor, shall constitute the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms. The person or persons executing this Guaranty on behalf of Guarantor are duly authorized to execute this Guaranty. No consent of any other person not previously obtained by Guarantor, and no consent, approval, authorization or other action by or filing with any governmental authority not previously obtained, taken, or made, as applicable, is required in connection with the execution, delivery and performance of Guarantor’s obligations under this Guaranty.

18.4        No Violations. Guarantor’s execution of this Guaranty and Guarantor’s performance of its obligations hereunder will not result in a breach or violation of (a) any governmental requirements applicable to Guarantor or any judgment, writ, injunction, decree or order of any court relating and known to Guarantor; (b) any mortgage, commitment, restriction, or other document to which Guarantor is a party or by which Guarantor is bound; (c) Guarantor’s agreement or certificate of limited partnership, if Guarantor is a limited partnership; (d) Guarantor’s agreement or statement of partnership, if Guarantor is a general partnership; (e) Guarantor’s articles of incorporation or bylaws, if Guarantor is a corporation; (f) Guarantor’s articles of organization or operating agreement, if Guarantor is a limited liability company; or (g) Guarantor’s trust agreement, if Guarantor is a trust.

18.5        Financial Information. All statements respecting the financial condition of Guarantor and Borrower, respectively, which have been furnished to the Lender or which are hereafter submitted to the Lender (a) are or shall be accurate and complete in all material respects as of the dates appearing thereon; (b) present or shall present fairly, in all material respects, the financial condition and results of operations of the person to whom the financial statement applies as of the dates and for the periods shown on such statements; (c) disclose or shall disclose all material suits, actions, proceedings and contingent liabilities affecting the person to whom the financial statement applies; and (d) have been or shall be prepared in accordance with generally accepted accounting principles on the liquidation basis of accounting or such other accounting principles as may be reasonably acceptable to the Lender, consistently applied. None of the reports, information and documents furnished to the Lender by Guarantor in connection with the Loan, taken as a whole, contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, misleading; provided that, with respect to any projections, the Guarantor represents that such information was prepared in good faith based upon assumptions of the Guarantor believed to be reasonable at the time prepared.

18.6          Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of Guarantor’s knowledge, threatened against or affecting Guarantor in any court or before any other governmental authority, nor does Guarantor know of any basis for any such action, suit, proceeding or investigation which would reasonably be expected to have a material adverse effect on the ability of the Guarantor to perform any of its obligations under this Guaranty.

18.7          Loan Documents. Guarantor has received copies of the Loan Documents described in recital Section A above, has carefully read such Loan Documents, and understands all of the terms of such Loan Documents. To the best of Guarantor’s knowledge, the representations and warranties made by Borrower to the Lender under the Loan Documents are true and correct.

19.         Default. The occurrence of any default by Borrower under any of the Loan Documents, or Guarantor’s default under any of the terms of this Guaranty or the failure of any of Guarantor’s representations or warranties under this Guaranty to be accurate and complete, shall at the option of the Lender entitle the Lender to declare the Indebtedness, or such portion thereof as may be designated by the Lender, to be immediately due and payable by Guarantor to the Lender.

20.          Severability. If any provision of this Guaranty is held by any court of competent jurisdiction to be unlawful, voidable, void, or unenforceable for any reason, such provision shall be deemed to be severable from and shall in no way affect the validity or enforceability of the remaining provisions of this Guaranty, and such remaining provisions shall continue in full force and effect. Without limiting the preceding sentence, if any of the waivers contained in this Guaranty is held by any court of competent jurisdiction to be unlawful, voidable, void, or unenforceable for any reason, such waiver shall be effective to the maximum extent permitted by law.

21.          Successors; Continuing Guaranty. This Guaranty shall inure to the benefit of the Lender and its successors and assigns (including any assignee of the Loan Documents) and shall be binding on Guarantor and its heirs, executors, administrators, personal representatives, successors and assigns. Guarantor’s liability under this Guaranty shall continue until all Indebtedness has been paid or performed in full. This is a continuing guaranty of payment and performance of the Indebtedness and may not be revoked by Guarantor under any circumstances, except only to the extent that such revocation is expressly permitted under applicable law and the terms of this Guaranty with respect to future new loan transactions between the Lender and Borrower entered into after the effective date of such revocation and with respect to which there is no continuing consideration. Subject to and except as otherwise provided in this Section 21, this Guaranty may be revoked solely with respect to future new loan transactions between the Lender and Borrower as to which there is no continuing consideration only by a written notice of revocation by Guarantor to the Lender which has been received by an officer of the Lender at the Lender’s offices located at the address for notices to the Lender which is specified in Section 23 below. Any such notice of revocation by Guarantor to the Lender (a) shall not be effective until 5 p.m., Pacific Standard time, on the first (1st) business day following the date on which such notice is actually received by the Lender pursuant to Section 23 below; and (b) shall not apply or be effective with respect to (i) any Indebtedness created, existing or arising prior to the time such notice of revocation becomes effective pursuant to this Section (whether or not such Indebtedness is then outstanding or has then accrued); or (ii) any extension, renewal, modification, amendment, supplement, or replacement of the Indebtedness, whether made before or after such notice of revocation becomes effective pursuant to this Section; or (iii) any Indebtedness which is reinstated or revived pursuant to the terms of Section 13 above, whether such reinstatement or revival occurs before or after such notice of revocation becomes effective pursuant to this Section. If Guarantor is a natural person, this Guaranty shall not be terminated or revoked by the death of Guarantor with respect to future extensions of credit by the Lender to Borrower, unless and until a notice of revocation has been received by the Lender from the duly appointed representative, executor or administrator of Guarantor’s estate in accordance with this Section, notwithstanding the fact that the Lender may have knowledge of Guarantor’s death.

22.          Assignment. The Lender shall have the right, without notice to or the consent of Guarantor or any other person, (a) to assign this Guaranty, in whole or in part, to any person in connection with the sale, transfer, pledge or assignment of any or all of Loan Documents; and (b) to sell one or more participations in this Guaranty to any person in connection with the sale of participations in the Loan Documents. Upon any assignment of this Guaranty, Guarantor shall be liable to the assignee under this Guaranty without in any manner affecting the liability of Guarantor to the Lender with respect to any Indebtedness which continues to be owing to the Lender. The Lender is authorized to disclose to any assignee, participant in the Loan, or prospective assignee or participant in the Loan all documents and information now or hereafter in the Lender’s possession or control relating to Guarantor, the Indebtedness, or the Collateral, provided that such disclosure shall be made exclusively in connection with the proposed assignment of this Guaranty or sale of a participation in the Loan.

23.          Notices. All notices and demands which the Lender may elect to give to Guarantor under this Guaranty shall be in writing and shall be effective on the earlier of personal delivery to Guarantor or three (3) days after deposit in first-class or certified United States mail, postage prepaid, addressed to Guarantor at the address set forth opposite Guarantor’s signature appearing below. All notices and demands by Guarantor to the Lender under this Guaranty shall be in writing and shall be effective only on actual receipt by the Lender at the Lender’s address set forth in the Deed of Trust; provided, however, that nonreceipt of any such notice or demand by the Lender as a result of the Lender’s refusal to accept delivery shall be deemed receipt by the Lender. For purposes of this Section, written notice shall be deemed to include notice given by telegram, telecopy, telex, and overnight courier service. Guarantor’s and the Lender’s respective addresses set forth in this Section may be changed by written notice given to the other party in accordance with this Section. If Guarantor consists of more than one person, service of any notice or demand on any one of such persons by the Lender shall be effective service on Guarantor for all purposes

24.          Amendments; Time of the Essence. This Guaranty may be modified or supplemented only by a written agreement signed by the Lender and Guarantor. Time is of the essence in the performance of each provision of this Guaranty by Guarantor.

25.          No Waivers or Release by the Lender. No waiver by the Lender of any of its rights or remedies in connection with the Indebtedness or of any of the terms or conditions of the Loan Documents or this Guaranty, and no release by the Lender of Guarantor under this Guaranty, shall be effective unless such waiver or release is in writing and signed by a duly authorized officer of the Lender. Without limiting the generality of this Section, (a) no delay or omission by the Lender in exercising any of its rights or remedies in connection with the Indebtedness or this Guaranty shall constitute or be construed as a waiver of such rights or remedies; (b) no waiver by the Lender of any default by Borrower under the Loan Documents or by Guarantor under this Guaranty, or consent by the Lender to any act or omission by Borrower or Guarantor, shall constitute or be construed as a waiver of or consent to any other or subsequent default, act or omission by Borrower or Guarantor; (c) no disbursement of the proceeds of the Loan or any future advance by the Lender following any default by Borrower under the Loan Documents shall constitute or be construed as a waiver of such default or obligate the Lender to make any other disbursement under the Loan Documents; (d) no acceptance by the Lender of any late payment or late or defective performance of any of the Indebtedness by Borrower shall constitute a waiver by the Lender of the right to require prompt payment and performance strictly in accordance with the Loan Documents with respect to any other payment or performance of any of the Indebtedness; (e) no acceptance by the Lender of any payment or performance following any notice of default which has been given by the Lender shall constitute a waiver of the Lenders right to proceed with the exercise of its remedies with respect to any Indebtedness which has not been paid or performed in full; and (f) no acceptance by the Lender of any partial payment or performance from Guarantor shall constitute a waiver by the Lender of any of its rights or remedies relating to any obligations of Guarantor which have not been paid or performed in full.

26.          Interpretation. Whenever the context of this Guaranty reasonably requires, all words used in the singular shall be deemed to have been used in the plural, and the neuter gender shall be deemed to include the masculine and feminine gender, and vice versa. For purposes of this Guaranty, except as otherwise expressly provided in this Guaranty, (a) all references to the Indebtedness shall be deemed to refer to any or all of the Indebtedness; (b) all references to the Collateral shall be deemed to refer to any or all of the Collateral; (c) all references to the Loan Documents shall be deemed to refer to any or all of the Loan Documents; (d) all references to Borrower shall be deemed to include the Borrower named above in this Guaranty, any person at any time assuming or otherwise becoming primarily liable on the Indebtedness, and any person holding or acting on behalf of the estate of the Borrower named above in this Guaranty, including any debtor in possession or trustee under the Bankruptcy Code or in any other Bankruptcy Proceeding and any receiver, liquidator, custodian, or sequestrator of Borrower or Borrower’s property; (e) the term “including” shall be deemed to mean “including without limitation,” and the term “include” shall be deemed to mean “include but not be limited to”; (f) the term “document” or “agreement” shall include all contracts, commitments, restrictions, agreements, mortgages, and instruments; (g) the term “discretion” shall be deemed to mean “sole and absolute discretion”; and (h) the term “person” shall include any natural person and any entity, including any corporation, partnership, joint venture, trust, unincorporated organization, trustee, or governmental authority. The headings to sections of this Guaranty are for convenient reference only, do not in any way define or limit any of the terms of this Guaranty, and shall not be used in interpreting this Guaranty.

27.          Governing Law; Consent to Jurisdiction and Venue. This Guaranty shall be governed by and interpreted in accordance with the laws of the State of California, notwithstanding anything to the contrary contained in the Loan Documents. In any action brought under or arising out of this Guaranty, Guarantor irrevocably and unconditionally (a) consents to the jurisdiction of any competent court within the State of California; (b) consents to service of process by any means authorized by California law; and (c) agrees that the Lender may commence any such action in any court having jurisdiction over the matter located in any county in which the Lender has an office or in which all or part of the Collateral is located. Without limiting the preceding sentence, Guarantor waives all existing and future objections which Guarantor may have to (i) personal jurisdiction over Guarantor by any court within the State of California: and (ii) venue by any court specified in Section 27(c) above.

28.          Entire Agreement. Except as otherwise expressly provided in this Section, this Guaranty contains the entire agreement between Guarantor and the Lender concerning the subject matter of this Guaranty and supersedes all prior and contemporaneous negotiations, agreements, statements, understandings, terms, conditions, representations and warranties, whether oral or written, made by Guarantor or the Lender concerning the subject matter of this Guaranty. Notwithstanding the preceding sentence, nothing contained in this Guaranty shall be deemed to supersede or otherwise affect (a) any other guaranty executed by Guarantor in favor of the Lender; or (b) any other written agreement now or at any time hereafter executed by Guarantor and the Lender. Without limiting this Section, Guarantor agrees that no promise, agreement, representation, or warranty of any kind which is not expressed in this Guaranty was made to induce Guarantor to enter into this Guaranty, and no course of dealing between the Lender and Guarantor or Borrower or extrinsic or parol evidence of any kind shall be used to supplement, modify or vary any of the terms of this Guaranty.

29.          WAIVER OF RIGHT TO JURY TRIAL. GUARANTOR IRREVOCABLY WAIVES ALL RIGHTS TO A JURY TRIAL IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY RELATING TO THE LOAN, THIS GUARANTY, THE DEED OF TRUST, OR ANY OF THE OTHER LOAN DOCUMENTS EXECUTED BY BORROWER, ANY OR ALL OF THE REAL AND PERSONAL PROPERTY COLLATERAL SECURING THE LOAN, OR ANY OF THE TRANSACTIONS WHICH ARE CONTEMPLATED BY THE LOAN DOCUMENTS OR THIS GUARANTY. THE JURY TRIAL WAIVER CONTAINED IN THIS SECTION IS INTENDED TO APPLY, TO THE FULLEST EXTENT PERMITTED BY LAW, TO ANY AND ALL DISPUTES AND CONTROVERSIES THAT ARISE OUT OF OR IN ANY WAY RELATE TO ANY OR ALL OF THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS OF ANY KIND, THIS GUARANTY MAY BE FILED WITH ANY COURT OF COMPETENT JURISDICTION AS GUARANTOR’S WRITTEN CONSENT TO GUARANTOR’S WAIVER OF A JURY TRIAL. GUARANTOR HAS INITIALED THIS SECTION BELOW TO INDICATE ITS AGREEMENT WITH THE JURY TRIAL WAIVER AND OTHER TERMS CONTAINED IN THIS SECTION.

/ / / /
GUARANTOR’S INITIALS

30.          UNDERSTANDING OF WAIVERS AND OTHER TERMS. GUARANTOR ACKNOWLEDGES AND AGREES THAT (A) IT HAS CAREFULLY READ AND UNDERSTANDS ALL OF THE TERMS OF THIS GUARANTY; (B) IT HAS EXECUTED THIS GUARANTY FREELY AND VOLUNTARILY, AFTER HAVING CONSULTED WITH GUARANTOR’S INDEPENDENT LEGAL COUNSEL AND AFTER HAVING HAD ALL OF THE TERMS OF THIS GUARANTY EXPLAINED TO IT BY ITS INDEPENDENT LEGAL COUNSEL OR AFTER HAVING HAD A FULL AND ADEQUATE OPPORTUNITY TO CONSULT WITH GUARANTOR’S INDEPENDENT LEGAL COUNSEL; (C) EACH OF THE WAIVERS CONTAINED IN THIS GUARANTY IS REASONABLE, NOT CONTRARY TO PUBLIC POLICY OR LAW, AND HAS BEEN INTENTIONALLY, KNOWINGLY, AND VOLUNTARILY AGREED TO BY GUARANTOR; AND (D) EACH OF THE WAIVERS CONTAINED IN THIS GUARANTY HAS BEEN AGREED TO BY GUARANTOR WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCES, INCLUDING FULL KNOWLEDGE OF THE SPECIFIC NATURE OF ANY DEFENSE WHICH GUARANTOR HAS AGREED TO WAIVE PURSUANT TO THIS GUARANTY.

[Remainder of Page Blank]

Guarantor:

Woodbridge Wind-Down Entity LLC,

a Delaware limited liability company

By:
Frederick Chin, Chief Executive Officer

Address:
14140 Ventura Boulevard, #302, Sherman Oaks, CA 91423

EXHIBIT “A”

COVENANTS

This Exhibit ‘‘A” is an integral part of the Agreement between the Lender and Guarantor, and the following terms are incorporated in and made a part of the Agreement to which this Exhibit “A” is attached:

Financial Statements and Tax Returns. If requested by the Lender, Guarantor shall deliver to the Lender (a) copies of the Guarantor’s unaudited financial statements for the fiscal quarter most recently ended within sixty (60) days after the close of such fiscal quarter; and (b) the most recent federal income tax returns for Guarantor within thirty (30) days after the date on which such returns are required to be filed by Guarantor, commencing only with the fiscal year ending June 30, 2020. All financial statements furnished to the Lender under this Section shall be prepared in accordance with good accounting practices, consistently applied, on the liquidation basis of accounting. Guarantor shall provide the Lender with such other information concerning the financial condition and affairs of Guarantor as the Lender may require within ten (10) business days (or such longer period of time as the Guarantor may reasonably request in respect of the scope of such request) after the Lender’s request for such information

LOAN AGREEMENT

(LINE OF CREDIT)

EXHIBIT “D”

CLOSING CHECKLIST

Loan Amount: $27,655,000
Loan Number: 203909-01
Obligor Number: 0210922659

between

First Republic Bank,
as Lender
and

WB Propco, LLC,
as Borrower

DOCUMENT CHECKLIST

Closing Date: April 9, 2019

Parties
“Borrower”	WB Propco, LLC, a Delaware limited liability company
“Parent Guarantor”	Woodbridge Wind-Down Entity, LLC, a Delaware limited liability company
“Subsidiary Guarantors”
WB 141 S. Carolwood, LLC (“Carolwood Guarantor”), a Delaware limited liability company
WB 9127 Thrasher, LLC (“Thrasher Guarantor”), a Delaware limited liability company
WB 8124 3rd Street, LLC (3rd Street Guarantor”), a Delaware limited liability company
WB 10750 Chalon, LLC (“Chalon Guarantor”), a Delaware limited liability company

“Lender”	First Republic Bank
Counsel
“RS”	Reed Smith LLP, counsel to Lender
“KTBS”	Klee, Tuchin, Bogdanoff & Stem LLP, counsel to Borrower, Parent Guarantor and Subsidiary Guarantors
“GW”	Glaser Weil Fink Howard Avchen & Shapiro LLP, counsel to Borrower, Parent Guarantor and Subsidiary Guarantors
Title/Escrow
“Title Company”
Fidelity National Title
Michael Brinkman
Commercial Title Officer
4400 MacArthur Blvd., Suite 200
Newport Beach, CA 92660
Direct: (949) 221-4723
Group Email: MBTeam@fnf.com
Email: mike.brinkman,@fnf.com

“Escrow Agent”	A & A Escrow Services, Inc.

COLLATERAL PROPERTIES (EACH, A “PROPERTY”, AND COLLECTIVELY, “PROPERTIES”)
	Property	Subsidiary Guarantor
1.	10060 and 10100 West Sunset Boulevard & 141 South Carolwood Drive (“Carolwood”)	Carolwood Guarantor
2.	9127 Thrasher (“Thrasher”)	Thrasher Guarantor
3.	8124 West 3rd Street (“3rd Street”)	3[r]d Street Guarantor
4.	10750 Chalon Road (“Chalon”)	Chalon Guarantor

No.	Item	Responsible Party	Status	Signatories
PRINCIPAL LOAN DOCUMENTS:
1.	Loan Agreement	RS	Final.	☐ Borrower ☐ Lender
2.	Promissory Note	RS	Final.	☐ Borrower
3.	Guaranty	RS	Final.	☐ Parent Guarantor
4.	Automatic Debit Addendum	RS	Final.	☐ Borrower
5.	Agreement to Provide Insurance	RS	Final.	☐ Borrower
6.	Accommodation Deed of Trust	RS
	A. Carolwood	RS	Final.	☐ Carolwood Guarantor
	B. Thrasher	RS	Final.	☐ Thrasher Guarantor
	C. 3rd Street	RS	Final.	☐ 3rd Street Guarantor
	D. Chalon	RS	Final.	☐ Chalon Guarantor
7.	Partial Release Rider to Deed of Trust	RS
	A. Carolwood	RS	Final.	☐ Carolwood Guarantor ☐ Borrower ☐ Lender
	B. Thrasher	RS	Final.	☐Thrasher Guarantor ☐ Borrower ☐ Lender
	C. 3rd Street	RS	Final.	☐ 3rd Street Guarantor ☐ Borrower ☐ Lender
	D. Chalon	RS	Final.	☐ Chalon Guarantor ☐ Borrower ☐ Lender
8.	Accommodation Party Assignment of Leases (3rd Street)	RS	Final.	☐ 3rd Street Guarantor
9.	Rider to Accommodation Party Assignment of Leases (3rd Street)	RS	Final.	☐ 3[r]d Street Guarantor
10.	Environmental Indemnity and Rider Thereto	RS	Final.	☐ Borrower ☐ Carolwood Guarantor ☐ Thrasher Guarantor ☐ 3rd Street Guarantor ☐ Chalon Guarantor ☐ Lender
11.	Payer of Record and Billing Address Confirmation, Compliance Agreement, and Impound Account Election	RS	Final.	☐ Borrower

No.	Item	Responsible Party	Status	Signatories
12.	Trust Certification by the Woodbridge Liquidation Trust	RS/KTBS	Final.	☐ Liquidation Trustee
	A. Exhibits	RS/KTBS	Final.	N/A; included above.
13.	Omnibus LLC Written Consent/Resolutions of Borrower. Parent Guarantor and Subsidiary Guarantors	KTBS	Final.
☐ Liquidation Trust Supervisory Board of the Woodbridge Liquidation Trust (as Sole Member of the Parent Guarantor)
☐ Board of Managers of Parent Guarantor (as Sole Member of the Borrower)
☐ Board of Managers of Borrower (as Sole Member of each Property Guarantor)

14.	Loan Disbursement Instructions (WB Propco, LLC)	RS	Final.	☐ Borrower ☐ Lender
15.	UCC-1 Financing Statement for Subsidiary Guarantors (Los Angeles County)
	A. Carolwood	RS	Final.	N/A
	B. Thrasher	RS	Final.	N/A
	C. 3rd Street	RS	Final.	N/A
	D. Chalon	RS	Final.	N/A
16.	UCC-1 financing Statement for Subsidiary Guarantors (DE Secretary of State)
	A. Carolwood	RS	Final.	N/A
	B. Thrasher	RS	Final.	N/A
	C. 3rd Street	RS	Final.	N/A
	D. Chalon	RS	Final.	N/A
ENTITY DILICENCE:
17.	Trust Agreement for Liquidation Trust	KTBS	Received.	N/A
18.	LLC Operating Agreement for Borrower	KTBS	Received.	N/A
19.	LLC Operating Agreement for Property Guarantors
	A. Carolwood	KTBS	Received.	N/A
	B. Thrasher	KTBS	Received.	N/A
	C. 3rd Street	KTBS	Received.	N/A
	D. Chalon	KTBS	Received.	N/A
20.	Certificate of Good Standing for Borrower (DE)	KTBS	Received.	N/A
21.	Certificate of Good Standing for Subsidiary Guarantors (DE)
	A. Carolwood	KTBS	Received.	N/A
	B. Thrasher	KTBS	Received.	N/A

No.	Item	Responsible Party	Status	Signatories
	C. 3rd Street	KTBS	Received.	N/A
	D. Chalon	KTBS	Received.	N/A
22.	Certificate of Status for Borrower (CA)	KTBS	Received.	N/A
23.	Certificate of Status for Subsidiary Guarantors (CA)
	A. Carolwood	KTBS	Received.	N/A
	B. Thrasher	KTBS	Received.	N/A
	C. 3rd Street	KTBS	Received.	N/A
	D. Chalon	KTBS	Received.	N/A
REAL PROPERTY DUE DILIGENCE:
24.	Preliminary- Title Report
	A. Carolwood	Title Company	Received.	N/A
	B. Thrasher	Title Company	Received.	N/A
	C. 3rd Street	Title Company	Received.	N/A
	D. Chalon	Title Company	Received.	N/A
GENERAL CLOSING DELIVERABLES:
25.	Legal Opinion (Execution, Delivery, Authority, Perfection, Enforceability, Non-contravention, etc.)	GW	Final.	☐ GW
26.	Lender’s Title Policy Pro Forma	Title Company/RS	Received.	N/A
27.	Closing Escrow Instructions	RS		☐ RS ☐ Title Company ☐ Escrow Agent
28.	Settlement Statement	Title Company		☐ Borrower